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                                                                   EXHIBIT 10.29

                    TRASNFER AGREEMENT FOR EQUITY INTEREST IN

                      CHINA NETCOM GROUP CORPORATION (BVI)

                                COMPANY LIMITED

                                 BY AND BETWEEN

                     CHINA NETCOM (HOLDINGS) COMPANY LIMITED

                                       AND

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

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                                    CONTENTS

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
1.  EQUITY INTEREST TRANSFER........................................  1
2.  UNDERTAKINGS....................................................  2
3.  CONDITION PRECEDENT.............................................  3
4.  TRANSFER COMPLETION.............................................  3
5.  ENTIRE AGREEMENT................................................  3
6.  SEVERABILITY....................................................  4
7.  AMENDMENT.......................................................  4
8.  AGREEMENT COPIES................................................  4
9.  INDEMNIFICATION.................................................  4
10. GOVERNING LAWS AND JURISDICTION.................................  5
11. NOTICE..........................................................  5
12. MISCELLANEOUS...................................................  5

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THIS AGREEMENT is made and entered into on June 10, 2004 by and between the following two parties:

(1) China Netcom (Holdings) Company Limited (hereinafter referred to as "China Netcom Holdings" or the "Transferor") is a company duly incorporated and validly existing under the laws of People's Republic of China (hereinafter referred to as "PRC") , with its registered address at: F3 Zhongguangcun Tower, No.27, Zhongguancun Avenue, Haiding District, Beijing, PRC;

(2) China Network Communications Group Corporation (hereinafter referred to as "China Netcom Group" or the "Transferee") is a company duly incorporated and validly existing under the laws of PRC, with its registered address at: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC;

WHEREAS:

(1) As the step to implement China Netcom Group's Restructuring and Listing Plan approved by the State Council in principal, Chinese Academy of Sciences, Information and Network Center of State Administration of Radio, Film and Television, China Railways Telecommunications Center and Shanghai Alliance Investment Limited (hereinafter referred to as the "former four shareholders") and China Netcom Group entered into the Transfer Agreement for Equity Interest in China Netcom (Holdings) Company Limited on April 20 2004, according to which the former four shareholders transferred the 25% of equity interest of China Netcom Holdings held by each of them to Netcom Group respectively. When the transfer is completed, China Netcom Holdings became a wholly subsidiary of China Netcom Group;

(2) China Netcom Holdings holds all the equity interest of China Netcom Group Corporation (BVI) Limited (hereinafter referred to as "CNC BVI");

(3) Based on the terms and clauses set out in this Agreement, China Netcom Holdings agrees to transfer all of its holdings in CNC BVI and China Netcom Group agreed to receive all the transferred equity interest in CNC BVI.

      Both parties hereby agree to the following provisions:

1.    EQUITY INTEREST TRANSFER

      1.1 Considering the mutual undertakings set out under this Agreement, China Netcom Holdings as the interest owner agrees to transfer to China Netcom Group all of its holdings in CNC BVI and Netcom Group agrees to receive all of the transferred equity interest of CNC BVI (hereinafter referred to as

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            the "transferred equity interest").

      1.2 For the transferred equity interest defined in the above Clause 1.1, China Netcom Group needs pay no consideration to China Netcom Holdings. To make sure the equity interest transfer under this Agreement will not harm the interests of Netcom Holdings' creditors, Netcom Group agrees to, as required by the related laws and regulations, provide repayment guarantees for China Netcom Holdings' debt listed on its audited financial statements.

      1.3 The transferred equity interest of CNC BVI contains any rights attached, but is not bound with any pledge interests, other guarantee interests, options, claims or other third party rights of any nature (including but not limited to the right of first refusal) (collectively refereed to as "property right burden").

      1.4 Both parties to this Agreement hereby agree that the transferee is entitled to the rights as a shareholder of CNC BVI beginning from [December 31 2003] if all the conditions set out in Clause 3 of this Agreement are satisfied.

2.    UNDERTAKINGS

      2.1 Each party hereto makes the following mutual representations and undertakings:

            (a) It has the full legal rights and sufficient power and authorization to execute this Agreement and to perform the obligations under this Agreement, and according to this Agreement, such obligations constitute the duties that are legally valid and consequently binding on them;

            (b)   Executing the provisions of this Agreement will not result in:

                  (i) violations of its incorporation documents or other related documents, or any laws, regulations or rules applicable to it; or

                  (ii) violations of any important contracts, agreements, licenses or other written pledges, or orders, rulings and decrees by courts, government bodies or regulatory authorities.

      2.2 As the transferor of the transfer mentioned in Clause 1 above, China Netcom Holdings makes to Netcom Group the following representations and undertakings:

            (a) there are no liquidation orders or resolutions for liquidation or

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                  closedown or other similar arrangements, nor any petitions submitted to the court for a verdict or intentions to hold meetings for a resolution in favor of the said liquidations or closedowns or other similar arrangements.

            (b) there are no liquidators, takeovers, bankruptcy managers or other similar persons appointed, nor will there be any resolutions passed by the Board of Directors or Shareholders' Meeting in relation to the appointment of such persons.

3.    CONDITIONS PRECEDENT

      The equity interest transfer defined in Clause 1.1 in this Agreement takes effect on the date when all of the following conditions are satisfied:

      3.1 The State Council formally approves Netcom Group's Restructuring and Listing Plan submitted by China Securities Regulatory Commission;

      3.2 Holders of the preferred shares of China Netcom Croup Corporation (Hong Kong) Limited (hereinafter referred to as "CNC HK") give consent to the equity interest transfer under this Agreement, or the preferred shares of CNC HK are already not in existence any longer.

4.    TRANSFER COMPLETION

      Within five days after all the conditions set out in Clause 3 of this Agreement are satisfied, China Netcom Holdings shall:

      4.1 transfer to China Netcom Group the shares representing all of CNC BVI's equity interest, signed share-transfer notes, all of CNC BVI's stamps and seals, records and accounts, and cause CNC BVI to list the name of China Netcom Group in its register of shareholders;

      4.2 procure CNC BVI to hold the meeting of directors to authorize the equity interest transfer and to appoint the person nominated by China Netcom Group as the director of CNC BVI; and

      4.3 procure former directors of CNC BVI to resign as required by China Netcom Group.

5.    ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement and understanding of both parties with respect to the equity interest transfer under this Agreement and

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      supersedes any and all prior agreements and understandings with respect to the subject matter hereof. Such agreements and understandings shall not be valid any longer. When signing this Agreement, no party depends on any representations, warranties and undertakings not included or mentioned in this Agreement.

6.    SEVERABILITY

      If any provisions of this Agreement are held to be ineffective or unenforceable, such provision(s) shall be void and excluded from this Agreement while the balance of the Agreement shall still be effective. Under such conditions, both parties shall make reasonable efforts to replace the ineffective or unenforceable provisions with effective and enforceable ones. The effectiveness of the replacements shall be as close to that of the ineffective or unenforceable provisions as possible.

7.    AMENDMENTS

      Any amendments made to this Agreement (or any documents mentioned in this Agreement) shall be made only in writing, and becomes effective when endorsed by each party to this Agreement or its authorized representative. The word "amendment" shall cover any modification, addition, deletion or change made in any form. The parties to this Agreement may waive in writing part of the condition precedent set out in Clause 3 so as to effectuate the transfer under this Agreement at an earlier date.

8.    AGREEMENT COPIES

      This Agreement is made into six (6) counterparts. Each party holds one (1) counterpart and remaining are used when submitted to relevant regulatory authorities for examination and approval.

9.    INDEMNIFICATION

      9.1 For any claims, debts or liabilities on the equity interest of CNC BVI and in connection with the equity interest transfer under this Agreement, which are not discovered at the effective date of the equity interest transfer, the Transferor warrants to indemnify the Transferee against any obligations and will make full compensation.

      9.2 If any undertakings and representations made by the transferor as set out in Clause 3 of this Agreement are not accurate, the transferor shall completely indemnify the transferee against any obligations arising thereof at any time.

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10.   GOVERNING LAWS AND JURISDICTION

      10.1 This Agreement and the relationship between both parties to this Agreement shall be governed and interpreted in accordance with the laws of PRC.

      10.2 Both parties agree any disputes (including request for compensation or counterclaim) arising from the conclusion, validity, effectiveness interpretation or implementation, or the legal relationship established by this Agreement, or other reasons in connection with this Agreement shall be subject to the exclusive jurisdiction of Chinese courts. For this purpose, each party shall irrevocably obey the jurisdiction of Chinese courts.

11.   NOTICE

      11.1 All notices required to be delivered pursuant to this Agreement shall be in writing, and delivered to the address as stated at the beginning part of this Agreement, or to addresses designated by one Party to the other Parties in writing from time to time. All notices shall be delivered in the form of telex, telegraph or facsimile.

      11.2 Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; on the date of return receipt if delivered by registered mail; at the time of receiving the return receipt if delivered by telegraph; and at the time of transmission if delivered by facsimile.

12.   MISCELLANEOUS

      This Agreement has been signed and executed on the date stated at the beginning part of this Agreement by the representatives formally and legally authorized by the Parties hereto.

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(Signature page)

China Netcom (Holdings) Company Limited

Authorized Representative:_______________

China Network Communications Group Corporation

Authorized Representative:_______________

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